UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2020
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On September 16, 2020, Exicure, Inc. (the “Company”) issued a press release announcing preliminary data from the Company’s ongoing Phase 1b/2 clinical trial of cavrotolimod (AST-008) to be presented at a Key Opinion Leader (“KOL”) event to be held later that same day. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the presentation to be presented at the KOL event is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01 Other Events.

On September 16, 2020, the Company issued a press release announcing preliminary data from the Company’s ongoing Phase 1b/2 clinical trial of cavrotolimod (AST-008).

To date, the trial has enrolled 20 patients consisting of: ten (10) melanoma patients, five (5) MCC patients, two (2) CSCC patients, two (2) head and neck squamous cell carcinoma patients, and one (1) leiomyosarcoma patient. The objectives of the Phase 1b dose-escalation stage of the study clinical trial were to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of cavrotolimod alone and in combination with pembrolizumab, and to identify a recommended Phase 2 dose.

The preliminary data shows cavrotolimod (AST-008) had been well-tolerated at all doses studied, with 98% of all treatment-emergent adverse events (AEs) assessed as Grade 1 or 2 in severity. No treatment-related serious adverse events were reported to date. The most common adverse events were flu-like symptoms and injection site reactions, which are commonly expected effects from a TLR9 mechanism of action. These results are preliminary in nature and may change as additional patients are enrolled and progress in the trial.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial such as the interim data referenced in this Current Report on Form 8-K will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; whether results from clinical studies will warrant meetings with regulatory authorities or submissions for regulatory approval; whether the Company will be able to satisfy the pathway to regulatory approval that it has identified; whether the Company will obtain regulatory approvals to conduct trials or to market products on a timely basis or at all; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates; and other factors discussed in the “Risk Factors” section of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the Company’s other filings from time to time with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 16, 2020.
99.2	KOL presentation dated September 16, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2020	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer